Exhibit 10.12

SARA LEE CORPORATION

SHARE 2003 GLOBAL STOCK PLAN

1. Plan. The purpose of the Sara Lee Corporation Share 2003 Global Stock Plan (the “Plan”) is to provide incentives to employees based upon the ownership and performance of the common stock of Sara Lee Corporation (the “Corporation”). Employees of the Corporation who are eligible to participate in the Corporation’s 1998 Long-Term Incentive Stock Plan (or any predecessor or successor plans) and the Corporation’s directors and officers may not participate in the Plan.

2. Limitation on Shares Available. Subject to adjustment as provided in Section 4 of the Plan, the maximum number of shares of common stock available for all grants made under the Plan shall be 13,187,980 (share balance remaining from Share 2000 grant). Shares of common stock subject to options which, by reason of the expiration, cancellation, forfeiture or other termination of such options prior to exercise, are not exercised shall again be available for future grants.

3. Administration of the Plan. The Plan shall be administered by the Compensation and Employee Benefits Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”). The Committee shall, subject to the terms of the Plan, select groups of eligible employees for participation in the Plan and establish the terms and conditions of options granted under the Plan. The Committee shall have the authority to interpret the Plan, establish rules and regulations for the administration of the Plan and impose, incidental to the grant of an option, conditions with respect to the grant. All such interpretations, rules and regulations adopted by the Committee shall be conclusive and binding on all parties. The Committee may delegate its authority to interpret or administer all or part of the Plan to designated officers of the Corporation.

4. Adjustments for Changes in Capitalization. The Committee shall make appropriate adjustments to the number of shares available under the Plan, the option exercise price and the number of shares subject to any option granted under the Plan in order to give effect to any stock split, stock division, merger, consolidation, reorganization, spin-off, liquidation or other similar change in capitalization or event that occurs after the effective date of the Plan.

5. Effective Date and Term of Plan. The Plan shall become effective on April 27, 2000 (the “Effective Date”) and shall terminate on April 27, 2010, unless terminated prior thereto by action of the Board. No further grants shall be made under the Plan after termination, but termination shall not affect the rights of any optionee under any grants made prior to termination.

6. Amendments. The Plan may be amended or terminated by the Board in any respect and at any time, provided that such action shall not adversely affect any rights or obligations with respect to any outstanding grants under the Plan.

7. Grants. Eligible employees, as determined by the Committee, may be granted a one-time option to purchase 100 shares of the Corporation’s common stock. The option price per share of common stock purchasable upon the exercise of any option granted pursuant to the Plan shall be the fair market value of a share of common stock on the date of grant of such option. For purposes of the Plan, the fair market value shall be determined by reference to the average of the high and low quoted selling price per share in trading of the common stock as reported in the New York Stock Exchange-Composite Transactions Tape on the date of grant. All options granted hereunder shall be evidenced by a certificate or other evidence of an option grant in a form approved by the Committee.

8. Terms of Options. The Committee shall establish the terms and conditions of all options granted under the Plan, including the terms and conditions under which an option may be exercised while the optionee is employed by the Corporation and after termination of employment. No option shall be exercisable more than ten years after the date of grant. No option granted under this Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to any beneficiary designation procedures approved by the Committee. Each option shall be exercisable during the optionee’s lifetime only by the optionee or the optionee’s guardian, legal representative or similar person, provided that evidence of such person’s identity and rights with respect to such exercise are acceptable to the Committee. Except as permitted by this Section 4, no option shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any such attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder shall be null and void and no person shall be entitled to any rights hereunder by virtue of any attempted execution, attachment or similar process.

9. Change in Control. Either in contemplation of or in the event that the Corporation undergoes a Change in Control (as defined below) or is not the surviving corporation in a merger or consolidation with another corporation, the Committee may provide for appropriate adjustment (including acceleration of vesting of options).

A “Change of Control” shall occur when:

(a) a “Person” (which term, when used in this Section 9, shall have the meaning it has when it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but shall not include the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of Voting Stock (as defined below) of the Corporation) is or becomes, without the prior consent of a majority of the Continuing Directors of the Corporation (as defined below), the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock (as defined below) representing twenty percent or more of the combined voting power of the Corporation’s then outstanding securities; or

(b) the stockholders of the Corporation approve a definitive agreement or plan to merge or consolidate the Corporation with or into another corporation (other than a merger or consolidation which would result in the Voting Stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or ultimate parent entity) more than fifty percent of the combined voting power of the voting securities of the corporation or such surviving or parent entity outstanding immediately after such merger or consolidation), or to sell, or otherwise dispose of, all or substantially all of the Corporation’s property and assets, or to liquidate the Corporation; or

(c) the individuals who are Continuing Directors of the Corporation (as defined below) cease for any reason to constitute at least a majority of the Board.

The term “Continuing Director” means (i) any member of the Board who is a member of the Board on August 28, 1997, or (ii) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors. The term “Voting Stock” means all capital stock of the Corporation which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

10. Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Corporation or its subsidiaries operates or has employees.

11. Miscellaneous.

(a) Restrictions on Shares. Notwithstanding any provision of the Plan to the contrary, unless a registration statement under the Securities Act of 1933, as amended, is in effect as to the shares purchasable under any option granted under the Plan, no shares of common stock may be purchased under such option. In addition, notwithstanding any provision of this Plan to the contrary, any option granted under the Plan is subject to the condition that if at any time the Corporation determines that the listing, registration or qualification of the shares of common stock subject to such option upon any securities exchange or under any law, the consent or approval of any regulatory body, or the taking of any other actions necessary or desirable as a condition of, or in connection with, the delivery of the shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Corporation.

(b) No Right to Employment. Neither the Plan nor the grant of options hereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any of its subsidiaries, divisions or affiliates.

(c) Governing Law. The Plan shall be governed by and interpreted in accordance with the laws of the State of Maryland.

(d) Nature of Option. The options granted under the Plan shall not be treated as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

(e) Withholding and Payroll Taxes. The Corporation will withhold from any amounts payable under this Plan all federal, state, foreign, city and local taxes as shall be legally required.

(f) Income Taxes. Any taxes due on the grant or exercise of options granted under this Plan are the sole responsibility of the employee to whom the option is granted.

(g) Effect on Other Plans or Agreements. Payments or benefits provided to any employee under any other stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

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